Exhibit 6.35

SECOND AMENDMENT TO SECOND LOAN EXTENSION AGREEMENT

This Second Amendment to Second Loan Extension Agreement (“Second Amendment to SLEA”) is made as of this 30th day of April, 2018, by and between ELIO MOTORS, INC., an Arizona corporation (“Borrower”), and CH CAPITAL LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

A.       Borrower and Lender entered into that certain Second Loan Extension Agreement on April 27, 2017 (“SLEA”), in which Lender agreed to extend the maturity date of certain indebtedness owed to Lender to July 31, 2018, subject to certain specified conditions.

B.       Borrower and Lender entered into that certain First Amendment to Second Loan Extension Agreement on August 11, 2017 (“First Amendment to SLEA”), in which Lender agreed to extend the due date of the $350,000 payment owed to Lender (as referenced in Paragraph 4(f) of the SLEA) from August 1, 2017 to November 1, 2017.

C.       As of the date of this Agreement, Borrower has failed to meet the obligations of Borrower under Paragraph 4(f) of the SLEA, as amended by the First Amendment to SLEA. Lender is willing to grant Borrower an extension of time to satisfy those obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower agree as follows:

1.         Borrower shall have until July 31, 2018 to make the payment of six hundred fifty thousand dollars ($650,000.00) currently owed by Borrower to Lender as of May 1, 2018 pursuant to Paragraph 4(f) of the SLEA, as amended by the First Amendment to SLEA. Such $650,000.00 payment is comprised of (i) three hundred fifty thousand dollars ($350,000) previously due on or before Wednesday, November 1, 2017, (ii) fifty thousand dollars ($50,000) previously due on each of December 1, 2017, January 1, 2018, February 1, 2018, March 1, 2018 and April 1, 2018, and (iii) fifty thousand dollars ($50,000) due on May 1, 2018. As a condition precedent to the foregoing extension by Lender, Borrower shall pay to Lender on or before Friday, May 4, 2018, one hundred sixty two thousand five hundred dollars ($162,500.00) in immediately available funds, which payment shall be applied to and reduce the $650,000.00 owed by Borrower to Lender on July 31, 2018 (as set forth above).  The foregoing payments shall be applied to the outstanding principal balance of the Loan pursuant to the terms of the Loan Documents, as amended.

2.         Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that Borrower shall continue to be obligated to pay to Lender fifty thousand dollars ($50,000) per month, no later than the first day of each month, beginning June 1, 2018.   The foregoing payments shall be applied to the outstanding principal balance of the Loan pursuant to the terms of the Loan Documents, as amended.

3.         Except as specifically amended in this Second Amendment to SLEA, all of the terms and conditions of the SLEA, as amended by the First Amendment to SLEA, shall continue in full force and effect.   In the event of any  conflict between the terms of this Second Amendment to SLEA and the terms of the SLEA, as amended by the First Amendment to SLEA, the terms of this Second Amendment to SLEA shall prevail.

4.         This Second Amendment to SLEA may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Second Amendment to SLEA. The parties shall be entitled to sign and transmit an electronic  signature  of  this Second Amendment to SLEA (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed Second Amendment to SLEA, upon request.

[Signatures on following page]

IN WITNESS WHEREOF, this Second Amendment to SLEA has be duly executed as of the day and year first above written.

BORROWER:

ELIO MOTORS, INC., an Arizona corporation

By:	/s/ Paul Elio
Name:	Paul Elio
Title:	CEO

LENDER:

CH CAPITAL LENDING, LLC, a Delaware limited liability company

By:	HOLDINGS SPE MANAGER, LLC, a Delaware limited liability company

	By:	/s/ Richard H. Klein
Richard H. Klein
Chief Financial Officer